Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement, dated March 10, 2023, on Form S-3 of HBT Financial, Inc. of our report dated March 8, 2023, relating to the consolidated financial statements of HBT Financial, Inc., appearing in the Annual Report on Form 10-K of HBT Financial, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

March 10, 2023